UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 21, 2013

Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

794 Lexington Ave. Suite 3R New York, New York	10065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 917-297-3674.

N/A

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01 Enty into a material definitive agreement

Viropro and Vivo Bio Tech Limited signed a non-binding Letter of Intent dated August 21, 2013 effective for 180 days, subject to due diligence and contract signing. The key terms of the Letter of Intent are as follows:

1.    Viropro to appoint two (2) nominees of Vivo Bio Tech Ltd, as Directors on its Board.
2.    Vivo Bio Tech to assist in raising loans for Viropro or Alpha Biologics or any new or suitable corporate structure up to fifteen million dollars U.S. ($15,000,000 USD) to initiate production at the mammalian production plant of Alpha Biologics with appropriate and necessary validations.
3.    Vivo Bio  Tech  will assist  Alpha Biologics in  providing scientists for  product development, manufacturing and engineering and in general, to operate the mammalian production facility.
4.    The proposed terms of the transaction with Vivo Bio Tech are subject, among other things, to Due Diligence and approval by both parties’ respective Boards of Directors and shareholders.

Item 5.02 Departure of directors and certain officers

On September 15, 2013, Deborah O’Shea, General Counsel and Chief Operating Officer (COO) of Viropro, resigned.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 23, 2013

VIROPRO, INC.

/s/ Cynthia Ekberg Tsai

Cynthia Ekberg Tsai, Chair and CEO